EXHIBIT 10.27

          DEED OF TRUST AND SECURITY AGREEMENT

                           by

             PANDA-BRANDYWINE, L.P., Grantor

        CHICAGO TITLE INSURANCE COMPANY, Trustee

               for the use and benefit of

     SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, as Security Agent, Beneficiary

               __________________________

               Dated as of March 30, 1995

               ---------------------------

                THE PRINCIPAL SUM SECURED
      BY THIS DEED OF TRUST AND SECURITY AGREEMENT
                     IS $130,000,000

Real Property Located in the Counties of Prince George's
                  and Charles, Maryland
   __________________________________________________

After recording please return to:
     Simpson Thacher & Bartlett
     425 Lexington Avenue
     New York, NY 10017-3909
     Attention:  Janet Lapidus, Esq.


                    TABLE OF CONTENTS

                                              Page
ARTICLE I GENERAL COVENANTS AND AGREEMENTS       8

1.01 Instruments of Further Assurance;
     Filing and Recording                        8
1.02 Warranties of Title                         9
1.03 General                                     9
1.04 Insurance                                  10
1.05 Monthly Payment of Assessments             11
1.06 Performance of Grantor's Obligations       11
1.07 Additional Advances and Readvances From
     Beneficiary                                12
1.08 Agreements Between Grantor and Beneficiary 13
1.09 Continuance of Use                         13
1.10 Leases                                     13
1.11 Alterations of Security                    13
1.12 Liability of Grantor                       14
1.13 No Waiver of Remedies                      14

ARTICLE II     REMEDIES UPON EVENT OF DEFAULT   14

2.01 Events of Default                          14
2.02 Remedies                                   15
2.03 Applications of Proceeds; Effect of Sale   17
2.04 Abandonment of Sale                        17
2.05 Right to Purchase                          17
2.06 Waiver of Marshalling, etc.                17
2.07 Remedies not Exclusive                     17
2.08 Limitation of Liability                    18

ARTICLE III    GENERAL                          18

3.01 No Waiver                                  18
3.02 Notices                                    18
3.03 Successors and Assigns                     18
3.04 Indemnity                                  19
3.05 Severability                               19
3.06 Fixture Filing                             19
3.07 GOVERNING LAW                              19
3.08 No Merger                                  19
3.09 Easement Provisions                        19
3.10 Successor Trustee                          20
3.11 Actions of Trustee                         20
3.12 Trustee as Attorney                        20
3.13 Incapacity or Absence from State           21
3.14 Leveraged Lease                            21
3.15 Certain Rights of the Power Purchaser      21

Schedule A     Legal Description of Site
Schedule B     Easements
Schedule C     UCC-1 Financing Statements



          DEED OF TRUST AND SECURITY AGREEMENT

          THIS DEED OF TRUST AND SECURITY AGREEMENT, dated as of March 30, 1995 by PANDA-BRANDYWINE, L.P., a Delaware limited partnership (the "Grantor"), having an address at 4100 Spring Valley, Suite 1001, Dallas, Texas
75244, to CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation having an address at 19 East Fayette Street, Baltimore, Maryland 21202 (the "Trustee"), for the use and benefit of SHAWMUT BANK CONNECTICUT, NATIONAL
ASSOCIATION, a national banking association, in its capacity as Security Agent under the Security Deposit
Agreement (as defined in the Loan Agreement referred to below) (the "Beneficiary"), for the benefit of the Owner
Trustee (as defined below) and General Electric Capital
Corporation, a New York corporation ("GE Capital"). The address of the Beneficiary is 777 Main Street, Hartford,
Connecticut 06115. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                  W I T N E S S E T H :

          WHEREAS, Grantor, Panda Brandywine Corporation and GE Capital are parties to that certain Construction
Loan Agreement and Lease Commitment dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan
Agreement");

          WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Appendix A to the Loan Agreement;

          WHEREAS, pursuant to the Loan Agreement and subject to the terms and conditions contained therein, GE
Capital has agreed, among other things, (i) to make construction loans to Grantor in an aggregate amount not to exceed $215,000,000 in order to enable Grantor to acquire fee title to the Site and acquire the Easements and to develop, purchase, construct and operate the Facility, (ii) to issue one or more Letters of Credit for the account of Grantor in a stated amount not to exceed $12,453,460 in the aggregate to secure certain obligations of Grantor under the Power Purchase
Agreement, (iii) acting through the Owner Trustee, (A) to lease the Site and obtain the rights to use the Easements from Grantor and (B) to sublease the Site and re-grant the rights to use the Easements back to Grantor, (iv) upon Final Completion, to make equity loans to Grantor
(or the Partners) in an aggregate amount not to exceed
$20,000,000, and (v) upon Final Completion, acting through the Owner Trustee, (A) to purchase the Facility from Grantor and (B) to lease the Facility back to Grantor;

     WHEREAS, Beneficiary desires by the execution and delivery of this Deed of Trust to secure, among other things, the Obligations (as defined below) of Grantor under the Loan Agreement and under any lease of the Facility which may now or hereafter exist, as amended from time to time (a "Lease of the Facility");

     WHEREAS, all references herein to (i) the "Notes", shall mean the Note issued pursuant to subsection 2.4 of the Loan Agreement, any Note issued by the Grantor pursuant to subsection 5.9(b)(ii) of the Loan Agreement and any Note issued to any assignee of GE Capital pursuant to subsection 9.6 of the Loan Agreement, as the same may be amended, supplemented, otherwise modified or replaced from time to time, (ii) the "Letters of Credit", shall mean the Letters of Credit issued pursuant to subsection 2.9 of the Loan Agreement, as the same may be amended, supplemented, otherwise modified or replaced from time to time, and (iii) the "Transaction Documents", shall mean the Transaction Documents, as the same may be amended, supplemented, otherwise modified or replaced from time to time;

          NOW THEREFORE, to secure (i) (x) the principal amount of and interest on all Loans from time to time outstanding under the Loan Agreement (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Grantor, whether or not a claim for postfiling or post-petition interest is allowed in such proceeding), (y) all LOC Reimbursement Obligations from time to time outstanding under the Loan Agreement and all other obligations of Grantor in respect of the Letters of Credit from time to time outstanding and all fees and costs related thereto and (z) all fees under the Loan
Agreement; (ii) all rent and other amounts which may be payable by Grantor to GE Capital or the Owner Trustee under any Lease of the Facility; and (iii) the payment and performance of all other indebtedness, liabilities and obligations of Grantor to Beneficiary, GE Capital, the Owner Trustee and Trustee, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, joint or several, under, arising out of or in connection with this Deed of Trust, the Loan Agreement
(including, without limitation, Section 5.2 thereof), any Lease of the Facility, the Site Lease, the Site Sublease, the Notes and the other Transaction Documents (the items set forth in clauses (i), (ii) and (iii), collectively, the "Obligations"), and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained and of the making of the Loans, the issuance of the Letters of Credit and the purchase and lease of the Facility by the Owner Trustee and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, GRANTOR, INTENDING TO BE LEGALLY
BOUND, DOES HEREBY GRANT, BARGAIN,
SELL, CONVEY, WARRANT, ASSIGN, TRANSFER, MORTGAGE,
PLEDGE, SET OVER AND CONFIRM UNTO TRUSTEE, IN TRUST WITH
THE POWER OF SALE FOR THE USE AND BENEFIT OF BENEFICIARY
(FOR THE BENEFIT OF GE CAPITAL AND THE OWNER TRUSTEE) AND
THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND GRANTS TO
TRUSTEE AND BENEFICIARY (FOR THE BENEFIT OF GE CAPITAL
AND THE OWNER TRUSTEE) AND ITS SUCCESSORS AND ASSIGNS A
SECURITY INTEREST IN, UNDER THE UNIFORM COMMERCIAL CODE
OF THE STATE OF MARYLAND, THE FOLLOWING DESCRIBED
PROPERTY, WHETHER NOW OWNED OR HEREAFTER ACQUIRED
(collectively, the "Trust Property"); provided, however, that the maximum principal sum secured by this Deed of Trust or upon any contingency which may be secured hereby at any time is $130,000,000, and $4,377,660.76 of the amount secured is purchase money for the Site (as defined below) and the Easements (as defined below) located in Prince George's County, Maryland, and $316,193.94 of the amount secured is purchase money for the Easements located in Charles County, Maryland:

          (i) All right, title and interest of Grantor in and to the tracts of land described in Schedule A attached hereto and made a part hereof (the "Site");

          (ii) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate (as defined below) or any part thereof;

          (iii)     all right, title and interest of
     Grantor in, to and under all easements (the
     "Easements"), including, without limitation, those set forth in Schedule B hereto (collectively, the "Easement Agreements"), rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditament and appurtenances belonging, relating or appertaining to the Real
     Estate (as defined below), and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real
     Estate to the center line thereof; all of Grantor's claims and rights to the payment of damages arising under the Bankruptcy Code from any rejection of any Easement Agreement by the grantor thereunder or any other party;

          (iv) all right, title, estate and interest of Grantor in or to any and all present and future buildings and improvements now or hereafter erected on the Site and all fixtures, attachments, appliances, equipment, machinery, and other articles now or subsequently attached to said buildings and improvements or used in connection with the operation of the Facility to be located on the Site
     (all of the items enumerated in this clause (iv) being collectively referred to as the "Improvements"; the Site, the Improvements and the Easements collectively, the "Real Estate");

          (v) all right, title, interest and estate of Grantor now owned or at any time hereafter acquired in and to the Facility, including all fixtures, equipment and personalty (collectively called the "Equipment"), now or at any time hereafter located in or used in connection with the use of the Real
     Estate or located in, used in connection with, or constituting a part or component of, the Facility
     (excluding any metering equipment owned by the Power
     Purchaser), including, without being limited to, the Distilled Water Facility, the Transmission
     Facilities, the Effluent Pipeline, all fuel handling equipment, fuel receiving and storage, fuel reclaim and boiler feed equipment, metering and storage equipment, boiler and related equipment, auxiliary boiler and related equipment, steam turbine and generator together with their dedicated auxiliaries, fuel water systems, condensing cooling towers, emission and wastewater control equipment, compressed air and related equipment, fire protection equipment, central control equipment, dynamos, generators, engines, ducts, switchboards, controls, motors, belting, gas and electric fixtures, bulbs, apparatus, machinery, fittings, appliances and appurtenances, burners, furnaces, heaters, boilers, pipes, pumps, radiators, fans and other power, heating, plumbing, hot water, sanitary, drainage and ventilating apparatus and equipment, air conditioning and cooling systems and equipment, water cooling and condensing apparatus and equipment, call systems and other communications systems, fuel conveyors, incinerators, incinerating fixtures and equipment, and all other articles, equipment, appliances, implements, devices and accessories or things whatsoever (including any and all accessions to, proceeds of, replacements of and substitutions for the Equipment), used or to be used, or placed or to be placed, in the Improvements, or located in, used in connection with, or constituting a part or component of, the Facility, whether herein enumerated or not, and whether or not affixed to the Improvements, and which are used or useful in the operation and maintenance of the Facility, the Improvements or the Equipment or in the activities conducted therein;

          (vi) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Site, the Improvements, the Equipment, the Facility and the remainder of the Real Estate, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

          (vii)     all right, title and interest of
     Grantor in, to and under all leases, subleases, sub-subleases, subtenancies, assignments, occupancies, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Site, the Improvements, the Equipment, the Facility, any other part of the Real Estate or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (collectively, the "Rents");

          (viii)    all trade names, trade marks, logos,
     copyrights, good will and books and records relating to or used in connection with the operation of the Trust Property or any part thereof;

          (ix) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Site, the Improvements, the Equipment, the Facility or any other part of the Real Estate, and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the tenant's interest under the Site Lease, the Improvements, the Equipment, the Facility or any other part of the Real Estate for the taking by eminent domain, condemnation or otherwise, of all or any part of the Site or any other part of the Real Estate, or any easement or other right therein;

        (x) all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or the Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or the Equipment or any part thereof or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options
     (collectively, the "Contracts"), any guarantees or letters of credit provided to Grantor to assure the performance by any party to any Contract and all moneys or amounts due or to become due under or with respect to any Contract (including all Special
     Payments), any damages arising out of or for breach or default in respect of any Contract, and all rights of Grantor to terminate any Contract or to perform or exercise any remedy thereunder or to exercise any election or option or to make any decision or determination or to give any notice, consent, waiver or approval or to take any other action in respect of any Contract;

          (xi) all right, title and interest of Grantor, in and to any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate, or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust;

          (xii)     all right, title and interest of
     Grantor in and to the accounts established and maintained pursuant to the Security Deposit
     Agreement, all Project Revenues and all cash, cash equivalents, instruments, letters of credit, investment and other securities deposited or required to be deposited with the Trustee or the Beneficiary pursuant to any provision of this Deed of Trust, the Security Deposit Agreement or any other Transaction Document, including, without limitation, the 9 special, segregated and irrevocable Accounts (and all amounts deposited therein) established by the Beneficiary at Shawmut
     Bank Connecticut, National Association, more specifically described as follows: Account Number:

     Name of Account:
     30-24-100-0155330   Revenue Account
     30-24-100-0155360   Warranty Maintenance Reserve Account
     30-24-100-0155350   Rent Reserve Account
     30-24-100-0155370   Insurance and Condemnation Proceeds Account
     30-24-100-0155380   Special Payment Account
     30-24-100-0155390   Partnership Security Account
     30-24-100-0155400   Distribution Reserve Account
     30-24-100-0155340   Operation Maintenance Reserve Account
     30-24-100-0155410   Current Account

          (xiii)    all right, title and/or interest of
     Grantor in, to and under (A) all now or hereafter existing consents, licenses, building permits, other permits and governmental approvals, certificates of occupancy, authorizations and agreements relating to construction, ownership, management, completion, occupancy, use or operation of the Trust Property or any part thereof (collectively, the "Permits"), to the extent assignment hereunder does not violate the provisions of such Permits, and (B) all now or hereafter existing drawings, plans, specifications and similar or related items relating to the Real
     Estate or the Equipment or any part thereof
     (collectively, the "Plans");

          (xiv)     all right, title and interest of
     Grantor in and to all "Accounts", "Chattel Paper", "Documents", "Instruments", "Equipment", "General
     Intangibles", "Goods" and "Inventory" (each phrase in quotations having the meaning given in the Uniform Commercial Code of the State of Maryland as in effect on the date hereof) and all other, if any, personal, real or mixed property of Grantor, now owned or hereafter acquired (the "Personal
     Property");

          (xv) all right, title and interest of Grantor in and to any and all other property that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by Grantor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of the Trustee or the Beneficiary pursuant to this Deed of Trust, including, without limitation, all proceeds of any sales or other dispositions of all or part of the Trust Property, any such property being hereby assigned to the Trustee for the benefit of the Beneficiary and subjected or added to the lien or estate created by this Deed of Trust forthwith upon the acquisition thereof by Grantor, as fully as if such property were now owned by Grantor and were specifically described in this Deed of Trust and subjected to the lien and security interest hereof; and the Trustee for the benefit of the Beneficiary is hereby authorized to receive any and all such property as and for additional security hereunder;

        (xvi) all right, title and interest of Grantor in and to all the remainder or remainders, reversion or reversions, rents, revenues,issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to Trustee, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same to the payment of the Obligations in accordance with the provisions of this Deed of Trust; and;

          (xvii)    all right, title and interest of
     Grantor in and to  all proceeds, products and other
     "Proceeds" (as such term is defined in the Uniform
     Commercial Code of the State of Maryland as in effect on the date hereof), both cash and noncash, and including those arising from the sale, lease, transfer or other use or disposition of any kind or nature, of the foregoing; provided, however, that the execution and delivery of this Deed of Trust is for security only and shall not (a) transfer, pass or in any way affect or modify the liability or responsibility of Grantor under or in respect of any Contract, or (b) subject Beneficiary or Trustee to any liabilities or responsibilities of Grantor under or in respect of any Contract.

          Notwithstanding anything to the contrary contained herein, this Deed of Trust shall not be deemed to encumber any property that is perfected by the filing of the UCC-1 financing statements set forth on Schedule C attached hereto.

          TO HAVE AND TO HOLD the Trust Property, with all the privileges and appurtenances thereof, to Trustee, their successors and assigns for the uses and purposes set forth herein; PROVIDED NEVERTHELESS, that if all the Obligations shall be paid and performed in full, then this Deed of Trust shall be void and the Trustee shall, on receipt of a written request therefor from Beneficiary
(A) release and discharge the lien of this Deed of Trust,
(B) cause this Deed of Trust to be cancelled of record and (C) transfer and deliver to Grantor the Trust
Property which is then subject to the lien of this Deed of Trust and is in the Trustee's possession or control;
otherwise it shall remain in full force and effect.

                        ARTICLE I
            GENERAL COVENANTS AND AGREEMENTS

          1.01 Instruments of Further Assurance; Filing and Recording.

          (a)  Grantor covenants that it shall do,
execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such amendments or supplements hereto and such further acts, instruments and transfers as Beneficiary or Trustee may reasonably require for the curing of any defect in the execution or acknowledgment hereof or in the description of the Trust
Property or for the better conveying, assigning, pledging and confirming unto Trustee or Beneficiary of the Trust
Property conveyed, assigned and pledged hereunder or for properly evidencing or giving notice of the Obligations or of each lien and security interest securing payment of the Obligations.

          (b)  Grantor covenants that (i) upon the
execution and delivery of this Deed of Trust and thereafter, from time to time, it shall cause this Deed of Trust and each amendment and supplement hereto (or a memorandum with respect hereto or to such amendment or supplement) to be filed, registered and recorded and to be refiled, re-registered and re-recorded in such manner and in such places as may be required by Beneficiary, GE
Capital, Owner Trustee or Trustee in order to publish notice of and fully to protect the lien of this Deed of Trust upon, and to perfect or continue the perfection of the security interests created by this Deed of Trust in, the Trust Property and (ii) it shall perform or cause to be performed from time to time any other act as required by law, and it shall execute or cause to be executed any and all instruments of further assurance that may be necessary for such publication, perfection, continuation and protection.

          (c) Grantor shall pay all filing, registration and recording fees, all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Deed of Trust, any amendment or supplement hereto and any instrument of further assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any amendment or supplement hereto or any instruments of further assurance.

          1.02  Warranties of Title.

          (a)  Grantor warrants that it has good and
marketable title to the Trust Property free and clear of any Lien other than Permitted Liens, and that it has good right to sell, mortgage and convey the same in manner and form as provided herein. Grantor shall forever warrant and defend the title to the Trust Property against the claims and demands of all persons whomsoever, except those claiming under Permitted Liens.

          (b)  Grantor shall proceed with reasonable
diligence to correct any defect in title to the Trust
Property, and in this connection, should there exist upon the Trust Property any Lien, other than a Permitted Lien, or should any such Lien hereafter arise, then, unless
Beneficiary is the only holder of such other Lien, or Beneficiary shall have given specific prior written consent to the creation or continuation thereof, Grantor shall promptly discharge and remove any such Lien from the Trust Property.

          1.03  General.  For the purpose of better
securing payment and performance of the Obligations, Grantor covenants and agrees with Beneficiary, for the use and benefit of Beneficiary, that:

          (a)  Grantor shall permit, subject to its
safety rules and regulations, Beneficiary and GE Capital and their respective agents, representatives and employees during normal business hours and upon reasonable prior notice to go upon, examine, inspect and remain on the Trust Property, and shall furnish
Beneficiary and GE Capital all pertinent information in regard to the development and operation of the Trust
Property as Beneficiary and GE Capital may reasonably request; and

          (b) Grantor shall notify Trustee, Beneficiary and GE Capital in writing promptly of the commencement of any legal proceedings of which it has knowledge affecting title to, or the lien or security interest of this Deed of Trust upon, the Trust Property or any part thereof and shall take such action as may be necessary to preserve
Trustee's and Beneficiary's rights affected thereby; and

          (c)  Promptly upon demand by Trustee,
Beneficiary or GE Capital, Grantor shall pay all reasonable costs and expenses hereafter advanced or expended by Trustee, Beneficiary or GE Capital for legal services rendered in connection with the enforcement of any rights or remedies of Beneficiary hereunder, together with interest thereon at a rate per annum equal to the Default Rate from the fifth (5th) day following demand for payment of such advance or expenditure until paid;
and

          (d)  Grantor shall comply in all material
respects with all laws, ordinances, rules, regulations and determinations of any arbitrator, court or other governmental authority affecting the Trust Property, including, without limitation, any applicable environmental, zoning or building, use and land use laws, ordinances, rules or regulations of any governmental authority, and any applicable covenants and restrictions, except as permitted pursuant to the Loan Agreement; and

          (e) Grantor shall pay the indebtedness secured by this Deed of Trust in accordance with the terms hereof and of the Notes, the Loan Agreement, any Lease of the Facility and each other Transaction Document and shall perform in all material respects each term to be performed hereunder and under the Notes, the Loan
Agreement, any Lease of the Facility and each other
Transaction Document; and

          (f)  Grantor shall comply in all material
respects with the requirements of all, and shall not modify, amend or terminate any, easements and restrictive covenants which from time to time benefit or burden the whole or any portion of the Trust Property, and shall also comply in all material respects with the requirements of, and maintain, preserve, enforce and renew, all material rights of way, easements, grants, privileges, licenses, franchises and restrictive covenants which from time to time benefit or pertain to the whole or any portion of the Trust Property.

          1.04  Insurance.

          (a)  Grantor shall maintain, or cause to be
maintained, policies of insurance of the types, in the amounts and otherwise as required by subsection 6.6 of the Loan Agreement.

          (b)  In the event of a sale of the Trust
Property to Beneficiary under this Deed of Trust or other acquisition of the Trust Property or any part thereof by Beneficiary, such policies of insurance shall become the absolute property of Beneficiary, but receipt of any insurance proceeds and any disposition of the same by Beneficiary shall not constitute a waiver of any rights of Beneficiary, statutory or otherwise, and specifically shall not constitute a waiver of any remedies of Trustee or Beneficiary if an Event of Default (as defined below) shall occur and be continuing hereunder.

          1.05 Monthly Payment of Assessments. Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, Grantor shall pay to Beneficiary on a monthly basis as hereinafter set forth a sum equal to the municipal and other governmental real estate and personal property taxes and other assessments next due on the Trust Property and all premiums next due for fire and other casualty insurance required of Grantor hereunder, less all sums already paid therefor, divided by the number of months to elapse not less than one (1) month prior to the date when said taxes and assessments will become delinquent and when such premiums will become due. Grantor agrees that should there be insufficient funds so deposited with Beneficiary for said taxes, assessments and premiums when due, it will upon demand by Beneficiary promptly pay to Beneficiary amounts necessary to make such payments in full; any surplus funds may be credited toward future such taxes, assessments and premiums; and if Beneficiary shall have commenced foreclosure proceedings, Grantor agrees that Beneficiary may apply such funds toward the payment of the Obligations without causing thereby a waiver of any rights, statutory or otherwise, and specifically such application shall not constitute a waiver of any remedies hereunder. Grantor hereby assigns to Beneficiary all the foregoing sums so held hereunder for such purposes.

          1.06  Performance of Grantor's Obligations.
Should Grantor fail to make any payment or do any act as and in the manner provided in this Deed of Trust, which failure lasts beyond any applicable notice and cure period or may materially impair Beneficiary's security hereof, Trustee or Beneficiary, without obligation so to do and without notice to or demand upon Grantor and without releasing Grantor from any Obligations, may make or do the same in such manner and to such extent as Trustee or Beneficiary may deem necessary to protect the security hereof. In connection therewith (without limiting its general powers), Trustee and Beneficiary shall each have and hereby is given the right, but not the obligation, upon the occurrence and during the continuance of an Event of Default (i) to enter upon and take possession of the Trust Property, (ii) to make additions, alterations, repairs and improvements to the Trust Property which it may consider necessary or proper to keep the Trust Property in good condition and repair;
(iii) to appear and participate in any action or proceeding adversely affecting or which may adversely affect the security hereof or the rights or powers of Beneficiary; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt (other than Permitted Liens) which in the judgment of Trustee or Beneficiary may adversely affect the security of this Deed of Trust or be prior or superior hereto; (v) to procure insurance for risks covering Beneficiary's interest in the event Grantor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by subsection 1.04 of this Deed of Trust and subsection 6.6 of the Loan Agreement;
and (vi) in exercising such powers, to pay reasonably necessary expenses, including engagement of counsel or other necessary or desirable consultants. Grantor hereby irrevocably constitutes and appoints Beneficiary and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact upon the occurrence and during the continuance of an Event of Default with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time in Beneficiary's discretion to take any and all action and to execute any and all instruments which Beneficiary may deem necessary or desirable for the purpose of carrying out the terms of this Deed of Trust and the Loan
Agreement.  Upon demand of Trustee or Beneficiary,
Grantor shall pay all reasonable costs and expenses advanced or expended by Trustee or Beneficiary in connection with the exercise by Trustee or Beneficiary of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys, reasonable attorneys' fees and expenses and insurance premiums, together with interest thereon at the Default Rate from the date of such advance or expenditure until paid.

          1.07  Additional Advances and Readvances From
Beneficiary. Upon written request of Grantor, GE Capital may, subject to the terms of the Loan Agreement, at its sole option, from time to time make advances and readvances to Grantor in addition to advances outstanding on the date hereof, whether or not pursuant to the Loan
Agreement or the Notes or any other document, provided, however, that the total principal secured hereby and remaining unpaid, including any such advances, shall not at any one time exceed the sum of $130,000,000. If requested by Beneficiary, Grantor shall execute and deliver to GE Capital a note or other agreement evidencing each and every such further advance or readvance which may be made, and each and every such note or other agreement shall contain such terms and conditions as GE Capital may require. Grantor shall pay when due all such further advances or readvances with interest and other charges thereon, as applicable. Said further advances or readvances, each note and agreement evidencing the same, the Loan Agreement, the Notes and any Lease of the Facility shall all be secured hereby.
All provisions of this Deed of Trust shall apply to each further advance or readvance as well as to all other indebtedness secured hereby, including, without limitation, all indebtedness under the Loan Agreement, the Notes and any Lease of the Facility. Nothing herein contained, however, shall limit the amount secured by this Deed of Trust if such amount is increased by advances made by GE Capital as herein elsewhere provided for to protect the security encumbered hereby.

          1.08  Agreements Between Grantor and
Beneficiary. Any agreement hereafter made by Grantor and Beneficiary pursuant to this Deed of Trust shall be superior to the rights of the holder of any subsequent lien or encumbrance to the extent allowed by law.

          1.09 Continuance of Use. Grantor agrees that if at any time the then existing use or occupancy of the Site, the Facility or any other part of the Trust
Property shall, pursuant to any zoning or other law, ordinance or regulation be permitted only so long as such use or occupancy shall continue, Grantor shall not cause or permit such use or occupancy to be discontinued without the prior written consent of Beneficiary and GE
Capital.

          1.10 Leases. Grantor shall submit all Leases to Beneficiary and GE Capital for their examination and approval in writing prior to the execution, delivery and commencement thereof, which approval shall not be unreasonably withheld or delayed; any Lease not so approved shall not be valid; and Grantor at its cost and expense, upon request of Beneficiary, shall cause any parties in possession of or using the Site, the Facility or any other part of the Real Estate under any such Lease to vacate and cease the use thereof immediately; and Grantor acknowledges that Beneficiary and GE Capital may from time to time at its option enter upon the Real
Estate and take any other action in court or otherwise to cause such parties to vacate and cease using the Real
Estate; the reasonable costs and expenses of Beneficiary in so doing shall be paid by Grantor to Beneficiary on demand thereof and shall be part of the indebtedness secured by this Deed of Trust as costs and expense incurred to preserve and protect the security; such rights of Beneficiary shall be in addition to all its other rights as beneficiary for breach by Grantor of the requirements of this Deed of Trust.

          1.11  Alterations of Security.  Without
affecting the liability of Grantor or any other person
(except any person expressly released in writing) for performance of any Obligations secured hereby or for performance of any Obligation contained herein, in the Loan Agreement, in the Notes, in any Lease of the Facility or in any other Transaction Document, and without affecting the rights of Beneficiary, GE Capital or the Owner Trustee with respect to any security not expressly released in writing, Grantor agrees that Beneficiary, GE Capital or the Owner Trustee may at any time and from time to time, either before or after the maturity of the Notes or before or after the Lease
Termination Date and without notice or consent:

          a. Release any person liable for payment or for performance of any of the Obligations;

          b.  Exercise or refrain from exercising or
waive any right Beneficiary, GE Capital or the Owner
Trustee may have;

          c.  Accept additional security of any kind; or

          d. Release or otherwise deal with any property and premises, real or personal, securing the Obligations, including all or any part of the Trust Property.

          1.12  Liability of Grantor.  It is expressly
agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each Contract to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract. Neither
Trustee nor Beneficiary nor GE Capital nor the Owner
Trustee shall have any obligation or liability under any Contract by reason of or arising out of this Deed of Trust or assignment to Trustee or Beneficiary of any payment relating to any Contract, nor shall Trustee or Beneficiary nor GE Capital nor the Owner Trustee be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiries as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          1.13 No Waiver of Remedies. Receipt of rents, awards, proceeds and any other moneys or evidences thereof, pursuant to the provisions hereunder, and any disposition of the same by Beneficiary shall not constitute a waiver of the power of sale, right of foreclosure, or any other remedy if an Event of Default shall occur and be continuing hereunder.

                       ARTICLE II
             REMEDIES UPON EVENT OF DEFAULT

          2.01 Events of Default. Any of the following events shall be deemed an Event of Default hereunder:

          (a)  Any Event of Default described in Section
8 of the Loan Agreement or any event of default under any Lease of the Facility (or other event which, pursuant to the terms of such Lease of the Facility, would permit the lessor thereunder to exercise remedies in respect of the Facility) shall constitute an Event of Default hereunder;

      (b) It shall be an Event of Default hereunder if Grantor shall fail to perform any covenant or agreement contained or referred to herein to be performed by Grantor and, in the case of any affirmative covenant, such failure shall continue unremedied for a period of 30 days after written notice thereof from the Beneficiary to the Grantor.

          (c) It shall be an Event of Default hereunder if, without the prior written consent of Beneficiary, Grantor shall sell, assign, mortgage or otherwise transfer or encumber or be or become liable under any agreement for the lease, hire or use of any of the Trust Property, except in accordance with the terms and conditions hereof and of the Loan Agreement.

          (d) It shall be an Event of Default hereunder if any Easement Agreement shall terminate or be terminated or the use of any Easement by Grantor or Beneficiary is discontinued for any period.

          2.02  Remedies.

          (a)  General.  If an Event of Default shall
have occurred and be continuing, then in any and each such event the aggregate of the Obligations and other sums secured hereby shall, either automatically or at the option of GE Capital, as provided in Section 8 of the Loan Agreement, become due and payable immediately as fully and completely as if originally stipulated then to be paid, and the Owner Trustee and GE Capital may exercise the rights and remedies specified in any Lease of the Facility, and the Trust Property shall be subject to the power of sale, foreclosure and such other action as may be available at law or in equity for the enforcement hereof and realization upon the Trust
Property. Grantor, in accordance with the applicable rules of the Maryland Rules of Procedure or any Public
General Law or Public Local Law of the State of Maryland relating to deeds of trust or mortgages, does hereby, for itself and its successors and assigns, grant to the Trustee the power of sale and assent to the passage and entry of a decree for the sale of the Trust Property by any circuit court having jurisdiction over the Trust
Property. At the sole option of the Security Agent, any sale or foreclosure of the Trust Property may be combined with any sale or foreclosure of any other Collateral held by the Security Agent, including without limitation, under any security agreement between Grantor and the Security Agent.

          To the extent permitted under Maryland law and notwithstanding anything to the contrary hereinbefore provided, if an Event of Default shall occur and be continuing (regardless of the pendency of any proceeding which has or might have the effect of preventing Grantor from complying with the provisions hereof), Beneficiary shall have the option, but not the obligation, to exercise any one or more of the following remedies in addition to any other right, power or remedy provided for herein or at law or in equity: (i) cure such Event of Default itself; (ii) declare immediately due and payable all or any part of the Obligations; (iii) bring an action or proceeding, at law or in equity, to specifically enforce any provision contained herein; (iv) direct
Trustee to exercise Trustee's power of sale with respect to the Trust Property in accordance with the Maryland
Rules of Procedure and any other legal requirements affecting the Trust Property; Grantor assents to the passage of a decree for the sale of the Trust Property upon the occurrence and during the continuance of an Event of Default by any court having jurisdiction and Grantor authorizes and empowers Trustee, upon the occurrence and during the continuance of an Event of Default, to sell Grantor's interest in the Trust
Property, in accordance with the Maryland Rules of Procedure and any other legal requirements affecting the Trust Property; no readvertisement of any sale shall be required if the sale is adjourned by announcement, at the time and place set therefor, of the time and place to which the same is to be adjourned ex parte; (v) take possession of, or obtain the appointment of a receiver for the purpose of taking possession of the Trust
Property; and (vi) institute and maintain an action of judicial foreclosure against all or any part of the Trust
Property (either for the entire Obligations or for such amounts as are then due and payable, subject to the continuing lien or estate of this Deed of Trust for the balance of the Obligations not then due and payable) conducted in accordance with the laws of the State of Maryland and the provisions hereof. The expenses
(including receiver's fees, counsel fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured hereby.

          (b)  Possession of Mortgaged Property.  Upon
the occurrence and during the continuance of an Event of Default, each of Beneficiary and GE Capital may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust
Property or any other collateral as security for the Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary or GE
Capital shall deem appropriate as fully as Grantor might do.

          2.03 Applications of Proceeds; Effect of Sale. Beneficiary shall pay, distribute and apply the proceeds of any such sale or foreclosure first, to the payment of
(i) all reasonable costs and expenses of such sale or foreclosure, including reasonable attorneys' fees and disbursements, trustee's commissions and auctioneer's commissions (as allowed by the appropriate rules of the courts), and the just compensation of Beneficiary for services rendered in connection therewith or in connection with any proceeding to sell if a sale is not completed, and (ii) all reasonable charges, expenses and advances incurred or made by Beneficiary or GE Capital in order to protect the lien and security interest of this Deed of Trust or the security afforded hereby, together with interest at the Default Rate, and second, to the Obligations owing to GE Capital and the Owner Trustee in such order as GE Capital shall determine. Said sale or foreclosure shall forever be a bar against Grantor, its legal representatives, successors and assigns, and all other persons claiming under any of them. It is expressly agreed that the purchaser may rely upon the recitals in each conveyance as full evidence of the truth of the matters therein stated, and, as to any purchaser, all lawful prerequisites to said sale shall be conclusively presumed to have been performed.

          2.04  Abandonment of Sale.  If foreclosure
should be commenced by Beneficiary, Beneficiary may at any time before the sale abandon the sale, and may at any time or times thereafter again commence foreclosure; and, irrespective of whether foreclosure is commenced by Beneficiary, Beneficiary may institute suit for collection of the Obligations.

          2.05  Right to Purchase.  Beneficiary, GE
Capital and the Owner Trustee shall have the right to become the purchaser at any sale made hereunder, by being the highest bidder, and credit upon all or any part of the Obligations shall be deemed cash paid for the purposes of this Article II.

          2.06  Waiver of Marshalling, etc.  All rights
of marshalling of assets or sale in inverse order of alienation, including any such rights with respect to the Trust Property in the event of foreclosure of any lien or security interest at any time securing the Obligations or any part thereof (including, without limitation, the lien and security interests hereby created), are hereby waived.

          2.07  Remedies not Exclusive.  No lien,
security interest, right or remedy in favor of Beneficiary granted in or secured by this Deed of Trust shall be considered as exclusive, but all liens, security interests, rights and remedies under this Deed of Trust shall be cumulative of each other, and of all others which Beneficiary, GE Capital or the Owner Trustee may now or hereafter have as security for the payment of the Obligations.

          2.08 Limitation of Liability. There shall be full recourse to Grantor and all of its assets for the liabilities of the Grantor under this Deed of Trust and the other Transaction Documents, but in no event shall any Partner, Affiliate of any Partner, or any officer, director or employee of Grantor, any Partner or their Affiliates or any holder of any equity interest in any Partner be personally liable or obligated for such liabilities of Grantor except as may be specifically provided in any other Transaction Document to which such Partner is a party or in the event of fraudulent actions, knowing misrepresentations, gross negligence or willful misconduct by Grantor, any Partner or any of their Affiliates in connection with the financing contemplated under the Transaction Documents. Subject to the foregoing limitation on liability, Beneficiary may sue or commence any suit, action or proceeding against any Partner or any Affiliate in order to obtain jurisdiction over Grantor in order to enforce its rights and remedies hereunder.
Nothing herein contained shall limit or be construed to limit the liabilities and obligations of any Partner or any Affiliate thereof in accordance with the terms of any other Transaction Document creating such liabilities and obligations to which such Partner or Affiliate is a party.

                       ARTICLE III
                         GENERAL

          3.01  No Waiver.  No exercise by Beneficiary
of, or delay by Beneficiary in exercising, any right or remedy hereunder, or otherwise afforded by law, shall operate as a waiver, or preclude the exercise of any such right or other right or remedy, including the right of foreclosure, if an Event of Default shall occur and be continuing.

          3.02 Notices. All notices, requests, demands and other communications hereunder shall be made in accordance with Section 9.2 of the Loan Agreement, except that the addresses of Trustee and the Beneficiary shall be as shown on the first page of this Deed of Trust.

          3.03  Successors and Assigns.  The covenants
and agreements herein contained shall bind, and the benefits and advantages thereof shall inure to, the respective successors and assigns of Beneficiary, GE
Capital and the Owner Trustee and the respective permitted successors and assigns of Grantor, subject nevertheless to the limitations on assignment by Grantor contained herein.

          3.04  Indemnity.  Grantor shall, subject to
Section 2.08 hereof, indemnify and save Beneficiary, GE
Capital, Owner Trustee and Trustee harmless from and against and shall reimburse Beneficiary, GE Capital, Owner Trustee and Trustee for, all liabilities, obligations, damages, fines, penalties, claims, demands, reasonable costs, charges, judgments and reasonable expenses (including reasonable attorneys' fees and expenses) which may be imposed upon or incurred or paid by or asserted against Trustee, Beneficiary or Beneficiary's interest in the Trust Property by reason of or in connection with any failure on the part of Grantor to perform or comply with any of the covenants and agreements contained herein or in the Loan Agreement, any Lease of the Facility or any other Transaction Document on its part to be complied with or performed. The provisions of this subsection 3.04 shall not in any way be affected by the absence in any case of any insurance or by the failure or refusal of any insurance company to perform any obligation on its part.

          3.05  Severability.  If any obligation or
portion of this Deed of Trust is determined to be invalid or unenforceable under law, it shall not affect the validity or enforcement of the remaining obligations or portions hereof.

          3.06  Fixture Filing.  This Deed of Trust is
also a fixture filing with respect to the Personal
Property which is to become fixtures and is to be recorded in the Land Records of Prince George's County and Charles County. No inference should be drawn from this fixture filing that Beneficiary concedes that any Personal Property is or will become fixtures on the Real
Estate. To the extent that this Deed of Trust is a fixture filing, it is merely precautionary.

          3.07  GOVERNING LAW.  THIS DEED OF TRUST SHALL
BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND.

          3.08  No Merger.  Unless expressly provided
otherwise, in the event that ownership of this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid lien on the Trust Property for the amount secured hereby.

          3.09 Easement Provisions. (a) Grantor shall not at any time take any action or refrain from taking any action that adversely affects Grantor's, Trustee's or Beneficiary's rights to use any or all of the Easements in the manner contemplated in the Easement Agreements, as such instruments exist on the date hereof.

          (b)  If it shall be deemed that a particular
Easement Agreement is an executory contract for the purposes of Section 365 of the Bankruptcy Code and there shall be filed by or against Grantor a petition under the Bankruptcy Code and Grantor, as grantee under an Easement
Agreement, shall determine to reject such Easement
Agreement pursuant to Section 365(a) of the Bankruptcy
Code, then Grantor shall give Trustee, Beneficiary and GE
Capital not less than twenty (20) days' prior notice of the date on which Grantor shall apply to the Bankruptcy
Court for authority to reject such Easement Agreement.
Trustee and Beneficiary shall each have the right, but not the obligation, to serve upon Grantor within such twenty (20) day period a notice stating that Trustee or Beneficiary, as applicable, demands that Grantor assume and assign the Easement Agreement to Trustee or Beneficiary pursuant to Section 365 of the Bankruptcy
Code. If Trustee or Beneficiary shall serve upon Grantor the notice described in the preceding sentence, Grantor shall not seek to reject such Easement Agreement and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to Grantor under the Bankruptcy Code, Grantor hereby assigns and transfers to Trustee and Beneficiary a non-exclusive right to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Easement Agreement may be rejected or assumed.

          3.10  Successor Trustee.  Beneficiary shall
have the right to appoint a substitute, or a successor trustee, to act as Trustee hereunder by written designation recorded among the land records of the city or county in the State of Maryland where this Deed of Trust is recorded. Such right shall extend to the appointment of other successor and substitute trustees successively until the Obligations hereby secured have been paid and performed in full or until the Trust
Property is sold hereunder, and each substitute and successor trustee shall succeed to all of the rights and powers of the original Trustee named herein.

          3.11 Actions of Trustee. The Trustee shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by it to be genuine and to have been signed by the party or parties purporting to sign the same. The
Trustee shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistake of law or fact, nor for anything which it may do or refrain from doing in good faith nor generally shall the Trustee have any accountability hereunder except for his individual willful default.

          3.12 Trustee as Attorney. The Trustee may act hereunder and may sell and convey the Trust Property as herein provided although the Trustee has been, may now be or may hereafter be, attorney or agent of any beneficiary, in respect of any matter or business whatsoever.

          3.13 Incapacity or Absence from State. It is further understood and agreed that in the event of the disability of any Trustee, or of such Trustee's absence from the State of Maryland, the rights, powers, privileges, discretions, duties, obligations, and trust hereby created and reposed in the Trustee may be executed by any other Trustee (should there be more than one
Trustee at any time) with the same legal force, effect and virtue as though executed by both or all of them.

          3.14  Leveraged Lease.  If, upon the sale of
the Facility by the Grantor to the Owner Trustee in accordance with the provisions of the Loan Agreement, GE
Capital exercises its option under subsection 5.8 of the Loan Agreement to borrow funds to finance (or refinance) a portion of the purchase price of the Facility, Grantor agrees to execute a supplement hereto to provide for such provisions as are customary and appropriate in respect of leveraged lease transactions.

          3.15  Certain Rights of the Power Purchaser.
Nothing in this Deed of Trust and Security Agreement shall be deemed to limit the provisions of the Consent of the Power Purchaser, which provisions are solely for the benefit of the Power Purchaser and not the Grantor.
Without limiting the scope of the foregoing, the Trustee and the Security Agent agree, for the exclusive benefit of the Power Purchaser and not the Grantor, that the exercise of remedies or any similar action under this Deed of Trust and Security Agreement is subject to, and shall be conducted in a manner consistent with, the Power
Purchaser's rights under (i) the Consent of the Power
Purchaser and (ii) the Power Purchase Agreement and the
Transfer Agreement (to the extent such rights under the Power Purchase Agreement and the Transfer Agreement are not explicitly waived by the Power Purchaser in accordance with the terms of the Consent of the Power
Purchaser).

          IN WITNESS WHEREOF, Grantor has caused this instrument to be executed by its General Partner hereunto duly authorized, as of the day and year first above written.

                              PANDA-BRANDYWINE, L.P.
                              By: Panda Brandywine
                                  Corporation, its
                                  General Partner

                                  By:___________________
                                  Name:  Robert W. Carter
                                  Title: President

    This is to certify that the within instrument was prepared under the supervision of the undersigned who is an attorney admitted to practice before the Court of Appeals of Maryland.


                                   _______________________
                                   Name:

STATE OF NEW YORK   )
                    :    ss.:
COUNTY OF NEW YORK  )


          I hereby certify, that on this 10th day of April, in the year 1995, before the subscriber, a Notary
Public in the State of New York, personally appeared
Robert W. Carter, who acknowledged himself to be the President of Panda Brandywine Corporation, the general partner of Panda-Brandywine L.P., and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such corporation by himself as such officer.

          Witness my hand and notarial seal the day and year last above written.

                                   _____________________
                                   Notary Public

[Notary Seal]                      My commission expires: 10/15/96
Steven Maher
Notary Public, State of New York
No. 31-4973136
Qualified in New York County
Certificated Filed in New York County
Commission Expires October 15, 1996


                _________________________

                       Schedule A
                   Description of Site
 [Reference Election District in Prince George's County]

                  Schedule B Easements

          Schedule C UCC-1 Financing Statements